CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Anvia Holdings, Inc. (f/k/a Dove Street Acquisition Corporation) of our report dated April 11, 2017 relating to the financial statements as of December 31, 2016 and for the period from July 22, 2016 (date of inception) to December 31, 2016 appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Prospectus.

KCCW Accountancy Corp.

Alhambra, California

June 20, 2017